CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273212 on Form S-6 of our report dated August 8, 2023, relating to the financial statement of FT 10925, comprising Corporate Investment Grade Portfolio, 3-7 Year, Series 17, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 8, 2023